UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 12, 2016
HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code  781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2016, the Haemonetics Corporation Board of Directors elected Christopher Simon as a Director.  Mr. Simon, who currently serves as Haemonetics’ President and Chief Executive Officer, will serve a term which expires at the Company’s 2017 Annual Meeting of Shareholders.

Mr. Simon will receive no additional compensation for serving as a Director. Mr. Simon will not serve on any Board Committees due to his employment relationship with Haemonetics. No arrangement or understanding exists between Mr. Simon and any other person pursuant to which he was selected as a Director of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: September 15, 2016	By	/s/ Sandra Jesse
Sandra Jesse, Executive Vice President
and Chief Legal Officer